UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2021

Lyft, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38846	20-8809830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
185 Berry Street, Suite 5000
San Francisco, California 94107
(Address of principal executive offices, including zip code)
(844) 250-2773
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	LYFT	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On November 9, 2021, Lyft, Inc. (the “Company”) announced the appointment of Kristin Sverchek, its General Counsel and Secretary, as its President of Business Affairs, effective November 1, 2021. Ms. Sverchek’s biographical and compensation information is included in the Company’s proxy statement for its annual meeting of stockholders filed with the Securities and Exchange Commission on April 28, 2021.

In connection with her appointment, Ms. Sverchek was granted restricted stock units covering 100,325 shares of the Company’s Class A common stock that will vest quarterly over four years commencing November 20, 2021 and restricted stock units covering 15,893 shares of the Company’s Class A common stock that will vest over four quarters commencing February 20, 2022, in each case, subject to the terms of the Company’s 2019 Equity Incentive Plan and the applicable restricted stock unit agreement.

In connection with Ms. Sverchek’s appointment, Lindsay Llewellyn, Vice President, Associate General Counsel, was appointed as the Company’s General Counsel and Secretary, effective November 1, 2021.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYFT, INC.

Date: November 10, 2021	/s/ Logan Green
Logan Green
Chief Executive Officer